Exhibit 99.2

Lumen Announces (1) Expiration and Results of Certain Previously-Announced Cash Tender Offers of

Lumen and Level 3 and (2) Amendments to the Remaining Previously-Announced Cash Tender Offers to

Increase the Tender Consideration and Extend the Expiration Time

•

Results are set forth below for (i) Lumen’s tender offers for its unsecured senior notes maturing in 2025, 2026 and 2027 and (ii) Level 3’s tender offers for its unsecured senior notes maturing in 2027

•	Amended terms are set forth below for (i) Lumen’s tender offer for its unsecured senior notes maturing in 2028 and (ii) Level 3’s tender offer for its unsecured senior notes maturing in 2028

DENVER, Nov. 19, 2024 /PRNewswire/ – Lumen Technologies, Inc. (NYSE: LUMN) (the “Company” or “Lumen”) announced today (1) the expiration and results of certain of the previously-announced cash tender offers (each, an “Expired Offer” and collectively, the “Expired Offers”) of it and its indirect, wholly-owned subsidiary Level 3 Financing, Inc. (“Level 3” and, together with Lumen, the “Offerors”), and (2) amendments to increase the tender offer consideration for each Offeror’s outstanding unsecured notes maturing in 2028 and extend the Expiration Time for the Amended Offers (as defined below) (collectively, with the Expired Offers, the “Offers”).

Results of Below-Specified Expired Cash Tender Offers

The Offers of Lumen and Level 3 to purchase any and all of their respective outstanding unsecured notes identified in the table below (collectively, the “Expired Offer Notes”) pursuant to the terms and subject to the conditions set forth in an Offer to Purchase, including the related Notice of Guaranteed Delivery attached as Appendix A thereto (the “Notice of Guaranteed Delivery”), dated November 12, 2024 (collectively, as amended by this press release, the “Offer to Purchase”) expired at 5:00 p.m., New York City time, on November 18, 2024 (such date and time, the “Original Expiration Time”). Withdrawal rights for such Offers expired at the Original Expiration Time.

The table below sets forth the aggregate principal amount of each series of Expired Offer Notes that were validly tendered and not validly withdrawn at or prior to the Original Expiration Time, according to information received from the tender and information agent for the Offers.

(a) Issuer and Offeror	(b) Title of Expired Offer Notes	(c) CUSIP Numbers(1)	(d) Aggregate Principal Amount Outstanding Prior to the Offers	(e) Amount Tendered (as Percentage of Aggregate Principal Amount Shown in Column (d))	(f) Aggregate Principal Amount of Expired Offer Notes Tendered and Expected to be Accepted(2)	(g) Tender Consideration(3)
Lumen Technologies, Inc.	5.625% Senior Notes, Series X, due 2025	156700 AZ9	$87,299,000	38%	$32,820,000	$1,000.00
Lumen Technologies, Inc.	7.200% Senior Notes, Series D, due 2025	156686 AJ6	$32,238,000	9%	$3,029,000	$1,000.00
Lumen Technologies, Inc.	5.125% Senior Notes due 2026	156700 BB1 / U1566P AB1	$12,344,000	41%	$5,018,000	$960.00
Lumen Technologies, Inc.	4.000% Senior Secured Notes due 2027 (Unsecured)	156700 BC9 / U1566P AC9	$44,496,000	8%	$3,694,000	$900.00
Level 3 Financing, Inc.	3.400% Senior Secured Notes due 2027 (Unsecured)	527298 BP7 / U52783 AU8	$5,684,000	8%	$461,000	$920.00
Level 3 Financing, Inc.	4.625% Senior Notes due 2027	527298 BN2 / U52783 AT1	$113,233,000	43%	$48,274,000	$930.00

(1)	No representation is made as to the correctness or accuracy of the CUSIP numbers listed in column (c) of the table above. They are provided solely for convenience.

(2)

The principal amounts tendered as reflected in column (f) of the table above exclude the following aggregate principal amount of the Expired Offer Notes expected to be tendered by the guaranteed delivery deadline of 5:00 p.m., New York City time, on November 20, 2024, and expected to be accepted for purchase on the terms and conditions specified in the Offer to Purchase: (i) $110,000 of Lumen’s 5.625% Senior Notes, Series X, due 2025 and (ii) $122,000 of Level 3’s 4.625% Senior Notes due 2027.

(3)

Per $1,000 principal amount of such Expired Offer Notes validly tendered (and not validly withdrawn) and accepted for purchase by the applicable Offeror. Excludes accrued and unpaid interest on such Expired Offer Notes, which will be paid on the terms and conditions set forth in the Offer to Purchase with respect to such Expired Offer Notes accepted for purchase by the applicable Offeror as described below.

Subject to the satisfaction or waiver of the conditions to the Offers, prior to the close of business on November 19, 2024 (such date, the “Expired Offer Settlement Date”), the Offerors expect to accept for purchase, and expect to pay for, all Expired Offer Notes validly tendered (and not validly withdrawn) at or prior to the Original Expiration Time (as summarized in column (f) of the table above). Any Expired Offer Notes validly and timely tendered using the Notice of Guaranteed Delivery and accepted for purchase are expected, subject to the satisfaction or waiver of the conditions to the Offers, to be purchased on November 21, 2024, but payment of accrued interest on such Notes will only be made up to, but not including, the Expired Offer Settlement Date.

Amendment of Remaining Cash Tender Offers

Lumen and Level 3 have amended the remaining offers (the “Amended Offers”) to purchase any and all of their respective outstanding unsecured notes identified in the table below (collectively, the “2028 Notes” and, together with the Expired Offer Notes, the “Notes”) to increase the tender offer consideration for each series of the 2028 Notes and extend the Expiration Time for the Amended Offers. The table below sets forth the amended pricing terms of such Amended Offers:

(a) Issuer and Offeror	(b) Title of 2028 Notes	(c) CUSIP Numbers(1)	(d) Aggregate Principal Amount Outstanding	(e) New Tender Consideration(2)
Lumen Technologies, Inc.	6.875% Debentures, Series G, due 2028	156686 AM9	$161,817,000	$947.50
Level 3 Financing, Inc.	4.250% Senior Notes due 2028	527298 BR3 / U52783 AW4	$488,098,000	$890.00

(1)	No representation is made as to the correctness or accuracy of the CUSIP numbers listed in column (c) of the table above. They are provided solely for convenience.
(2)

Per $1,000 principal amount of such 2028 Notes validly tendered (and not validly withdrawn) and accepted for purchase by the applicable Offeror. Excludes the 2028 Notes Accrued Interest (as defined below), which will be paid on such 2028 Notes accepted for purchase by the applicable Offeror as described below.

In connection with this increase in the tender consideration for each series of the 2028 Notes, the expiration time of the Amended Offers has been extended to 5:00 p.m., New York City time, on November 25, 2024, unless further extended or earlier terminated by the applicable Offeror (such time and date, as it may be further extended or earlier terminated, the “2028 Notes Expiration Time”).

Any 2028 Notes that have been, or will be, validly tendered prior to the 2028 Notes Expiration Time may be validly withdrawn at any time prior to the earlier of (i) the 2028 Notes Expiration Time and (ii) the 10th business day after the commencement of the applicable Offer, as well as any other circumstances described in the Offer to Purchase.

The Guaranteed Delivery Deadline (as defined in the Offer to Purchase) for each of the Amended Offers has also been extended to 5:00 p.m., New York City time, on November 27, 2024.

The Amended Offers are being made pursuant to the terms and conditions as set forth in the Offer to Purchase.

Subject to the terms and conditions of the Amended Offers, all 2028 Notes (including previously tendered 2028 Notes) that have been, or will be, validly tendered (and not validly withdrawn) at or prior to the 2028 Notes Expiration Time and that are accepted for purchase by the applicable Offeror pursuant to the Amended Offers will be eligible to receive the applicable increased tender consideration set forth in the table above, plus accrued and unpaid interest on such 2028 Notes on the terms and conditions set forth in the Offer to Purchase (the “2028 Notes Accrued Interest”) from the applicable last interest payment date with respect to those 2028 Notes up to, but not including, the Extended Settlement Date (as defined below), which is expected to occur on November 26, 2024 (as so extended, the “Extended Settlement Date”), assuming the conditions to the Amended Offers have been either satisfied or waived by the applicable Offeror. The Guaranteed Delivery Settlement Date for the Amended Offers is expected to be November 29, 2024.

The Offerors have not made, and will not make, either (i) any determination as to the value of any series of 2028 Notes or (ii) any determination that the consideration to be received in connection with the Amended Offers represents a fair valuation of either series of 2028 Notes. The Offerors have not obtained or requested, and will not obtain or request, a fairness opinion from any banking or other firm as to the fairness of the consideration offered in either of the Amended Offers or the relative values of the 2028 Notes. Therefore, if holders tender their 2028 Notes, such holders may not receive more, or as much, value as if such holder chose to retain their 2028 Notes. Any decision to participate in the Amended Offers must be based on a holder’s own independent evaluation of the financial merits of the Amended Offers and the information included and incorporated by reference in the Offer to Purchase.

Other Information

Capitalized terms used in this release but not otherwise defined have the meaning specified in the Offer to Purchase.

The consummation of each Offer is conditioned upon the satisfaction or waiver of certain conditions described in the Offer to Purchase.

The Offer to Purchase sets forth the complete terms and conditions of the Offers. Except as described in this press release, the terms and conditions of the Offers remain the same as set forth in the Offer to Purchase. Subject to applicable law, each of the Offers may be individually amended, extended, terminated or withdrawn without amending, extending, terminating or withdrawing, as the case may be, any other Offer, and none of the Offers are contingent upon the consummation of any other Offer.

Persons with questions regarding the Offers should contact the lead dealer manager for the Offers, Citigroup Global Markets Inc., by telephone at (800) 558-3745 (toll-free) or at (212) 723-6106 (collect). Global Bondholder Services Corporation is the tender and information agent for the Offers, and may be reached by telephone at (212) 430-3774 (for banks and brokers only) or (855) 654-2014 (toll-free) (for all others), by email at contact@gbsc-usa.com or at the following web address: https://gbsc-usa.com/lumen-level3.

None of the Offerors or their respective subsidiaries or affiliates, the directors, managers or officers of any such companies, any dealer manager, the tender and information agent or the trustees for the Notes are making any recommendation as to whether holders should tender any Notes in response to the Offers, and no one has been authorized by any of them to make such a recommendation. Holders must make their own independent decision as to whether to tender their Notes and, if so, the principal amount of Notes to tender.

The Offers are being made solely pursuant to the terms and conditions contained in the Offer to Purchase, as amended by this press release. This press release is neither an offer to purchase nor a solicitation of an offer to sell any Notes. The Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Offers are required to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of the applicable Offeror by the applicable dealer manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Lumen Technologies

Lumen is unleashing the world’s digital potential. We ignite business growth by connecting people, data, and applications – quickly, securely, and effortlessly. As the trusted network for AI, Lumen uses the scale of our network to help companies realize AI’s full potential. From metro connectivity to long-haul data transport to our edge cloud, security, managed service, and digital platform capabilities, we meet our customers’ needs today and as they build for tomorrow.

Forward Looking Statements

Except for historical and factual information, the matters set forth in this release and other oral or written statements of the Offerors identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” “will,” and similar expressions are forward-looking statements as defined by the federal securities laws, and are subject to the “safe harbor” protections thereunder. These forward-looking statements are not guarantees of future results and are based on current expectations only, are inherently speculative, and are subject to a number of assumptions, risks, and uncertainties, many of which are beyond the control of the Offerors. Actual events and results may differ materially from those anticipated, estimated, projected, or implied by the Offerors in those statements if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the satisfaction or waiver by the applicable Offeror of all conditions to the Offers; the ability of the applicable Offeror to consummate the Offers; corporate developments that could preclude, impair or delay the consummation of the Offers due to restrictions under the federal securities laws; changes in the credit ratings of the applicable Offeror; changes in the cash requirements, financial position, financing plans or investment plans of the applicable Offeror; changes in general market, economic, tax, regulatory or industry conditions; and other risks referenced from time to time in the filings of Lumen and Level 3 Parent, LLC with the U.S. Securities and Exchange Commission (“SEC”). For all the reasons set forth above and in the SEC filings of Lumen and Level 3 Parent, LLC, you are cautioned not to unduly rely upon any forward-looking statements, which speak only as of the date made. The Offerors undertake no obligation to publicly update or revise any forward-looking statements for any reason, whether as a result of new information, future events or developments, changed circumstances, or otherwise. Furthermore, any information about the applicable Offeror’s intentions contained in any forward-looking statements reflects such Offeror’s intentions as of the date of such forward-looking statement, and is based upon, among other things, existing regulatory, technological, industry, competitive, economic, and market conditions, and their assumptions, as of such date. Either Offeror may change its intentions, strategies, or plans (including its plans expressed herein) at any time and without notice, based upon any changes in such factors, in its assumptions or otherwise.

SOURCE Lumen Technologies

CONTACT: Media Relations Contact: Danielle Spears, Danielle.Spears@lumen.com, +1 407-961-3838; Investor Relations Contact: Jim Breen, CFA, jim.breen@lumen.com, +1 603-404-7003